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                                     EXHIBIT 23.1

                            INDEPENDENT AUDITORS' CONSENT

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                                                                  EXHIBIT 23.1

                            INDEPENDENT AUDITORS' CONSENT

                        CONSENT OF COOPERS & LYBRAND L.L.P.,
                                 INDEPENDENT AUDITORS

    We consent to the incorporation by reference in this Registration Statement on Form S-8 (File No. 333-10043) pertaining to the 1993 Stock Option Plan of Fusion Medical Technologies, Inc. of our report dated March 12, 1997, on our audits of the financial statements of Fusion Medical Technologies, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 and for the cumulative period from October 14, 1992 (date of inception) to December 31, 1996, which are included in the Annual Report on Form 10-K of Fusion Medical Technologies, Inc. for the year ended December 31, 1996.

COOPERS & LYBRAND L.L.P.


/s/ Coopers & Lybrand L.L.P.

San Jose, CA
July 24, 1997